UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

DecisionPoint Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-245695	37-1644635
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

DecisionPoint Systems, Inc. 8697 Research Drive Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 465-0065

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2022, DecisionPoint Systems, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (“Purchase Agreement”) and concurrently therewith closed upon the acquisition of all of the issued and outstanding membership interests of Advanced Mobile Group, LLC (“AMG”). As a result of the acquisition, AMG became a wholly owned subsidiary of the Company.

The purchase price for the acquisition was $4,094,700, subject to certain adjustments such as for net working capital. In addition, subject to the financial performance of AMG in calendar year 2022 and calendar year 2023, the Company may pay the sellers a total of up to an additional $454,967 in “true up” payments, with the first potential “true up” payment subject to acceleration in certain circumstances. The Purchase Agreement imposes various additional obligations on the parties, including restrictive covenants that are applicable to the sellers.

The Purchase Agreement contains customary representations and warranties as well as covenants by each of the sellers and the Company. Under the terms of the Purchase Agreement, each of the Company, on the one hand, and sellers, on the other hand (on an individual basis), agreed to indemnify the other for breaches or inaccuracies of its representations, warranties, and covenants as well as for certain other specified matters, subject to certain limitations set forth in the Purchase Agreement. A portion of the purchase price is being withheld as a “holdback”, in part, to cover any potential indemnification obligations of the sellers. The representations and warranties in the Purchase Agreement are the product of negotiation among the parties to the Purchase Agreement and are for the sole benefit of such parties. In some instances, the representations and warranties in the Purchase Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Purchase Agreement. Consequently, persons other than the parties to the Purchase Agreement may not rely upon the representations and warranties in the Purchase Agreement as characterizations of actual facts or circumstances as of the date of the Purchase Agreement or as of any other date.

The foregoing descriptions of the Purchase Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On February 1, 2022, the Company issued a press release announcing the acquisition. A copy of the press release is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document
10.1	Membership Interest Purchase Agreement between DecisionPoint Systems, Inc. and various sellers dated January 31, 2022.
99.1	Press Release issued on February 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: February 10, 2022	By:	/s/ Melinda Wohl
Name: Melinda Wohl
Title: Vice President Finance and Administration

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